Navistar Financial Corporation
Consolidated Statement of Income (Unaudited)                     Exhibit 99.1

                                                       As Restated
                                                 -------------------------
                                                 1st Qtr  2nd Qtr  3rd Qtr
                                                  2004     2004     2004
                                                 -------------------------
Revenues
          Retail Notes and Finance Leases        $  11.4  $  9.6  $  8.9
          Income Related to Sales of Finance
          Receivables                               10.4    25.0    10.3
          Operating Leases                          13.6    13.9    12.4
          Wholesale Notes                            7.4     7.7     9.0
          Accounts                                   4.8     6.4     5.3
          Servicing Fee Income                       6.1     6.2     7.6
          Other Revenue                              1.2     0.9     1.2
                                                 -------------------------
           Total
                                                    54.9    69.7    54.7
                                                 =========================

Expenses
          Cost of Borrowing
          Interest Expense                          11.7    11.4     8.8
          Other                                      2.0     2.6     1.6
          Credit, Collection and Administrative     11.0     9.0    10.1
          Provision for Credit Losses                1.1     3.3     2.1
          Depreciation on Operating Leases          10.4     9.7     9.6
          Other Expense                              0.5     0.5     0.4
                                                 -------------------------
          Total                                     36.7    36.5    32.6
                                                 =========================

Income Before Taxes                                 18.2    33.2    22.1
Income Tax Expense                                   6.9    13.0     8.4
                                                -------------------------
Income from Continuing Operations                   11.3    20.2    13.7

Net Income                                          11.3    20.2    13.7
                                                =========================

                                        E-1